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                                                                   EXHIBIT 22.01

                       SUBSIDIARIES OF THE REGISTRANT

All significant subsidiaries of the Company as of March 31, 1996 are listed below:



                                                                                 Percentage of
                                                           State of              Ownership by the
Subsidiaries of the Registrant                             Incorporation         Company
- ------------------------------                             -------------         ----------------
Technology Holdings, Inc.                                  Florida

  Treasure Rockhound Ranches, Inc.                         Texas                 100.0%

  Tres Rivers, Inc.                                        Texas                 100.0%

  Lintronics Technologies, Inc. (Discontined as of
12/31/94)                                                  Florida               100.0%

  Good Health Channel, Inc.(Discontinued as of
12/31/94)                                                  Florida                58.6%

The Sports & Shopping Network, Inc.                        Florida               100.0%

  International Sports Collectibles, Inc.                  Florida               100.0%

  Microsonics International, Inc.                          Missouri              100.0%

  Centennial Sports Promotion, Inc.                        Florida                80.0%


The Sports Connection, Inc.                                Florida               100.0%


Channel America Television Network, Inc.                   Delaware              100.0%

  Channel America LPTV License Subsidiary, Inc.            Delaware              100.0%
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